Acquisition of Berkshire Hills Bancorp’s New Jersey and Pennsylvania Branch Franchise December 2, 2020

Forward Looking Statements Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” “project,” “plan,” “potential” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Transaction Rationale

- Investors to acquire 8 branches, $639 million of deposits, and $308 million of loans from Berkshire Bank

Franchise Enhancement	Grows deposits by ~70% in the Trenton MSA and provides entry into Pennsylvania	#1 ranked deposit market share in Trenton for NJ-headquartered banks, and #4 overall
Improves Funding Mix and Interest Rate Positioning	Replaces wholesale borrowings with lower cost deposits	~200 bps reduction in loan / deposit ratio
Highly Accretive	~5% EPS accretion >50 bps accretion to ROATCE	50% branch overlap Immediately enhances NIM
Strong Internal Rate of Return	25%+ IRR	Attractive returns relative to share repurchases
Minimal TBV Impact	TBV per share dilution of ~1.6%	TBV Earnback of < 3 years (crossover method)
Retain Capital Flexibility	~30 bps impact on regulatory capital ratios	**Resumption of ISBC's share** repurchase program[1]

1

1. Incremental financial benefit from resumption of share repurchase program not attributed to transaction financial impacts disclosed.

investorsBancorp, INC.

Attractive Banking Markets

Pro Forma Investors Footprint



Kingston, NJ
Mercerville, NJ
Lawrenceville, NJ
East Windsor, NJ
Yardley, PA
Horsham, PA
Trenton
Robbinsville, NJ
Philadelphia
Hamilton, NJ
investors
Acquired Branches

Franchise Enhancement

- Adds ~8,000 new retail and commercial customers
- Largest NJ-headquartered bank in Trenton MSA
  - #4 among all banks
- Increases average deposits per branch metric
  - Adds ~$160mm deposits per retained branch
- Adds two branches in contiguous eastern Pennsylvania markets
- Attractive market demographics
  - Trenton, NJ MSA and Eastern Pennsylvania markets' average household income of $87k[1] vs. national average of $68k

Source: SNL Financial. Deposit data based on Summary of Deposits data as of June 30, 2020.
1. Weighted average county household income based on deposits in market.

2

Acquired Deposits and Loans  Excess liquidity to be used to redeem high cost FHLB borrowings  Cost: 0.53%  Adjusted Cost: 0.32%1  Yield: 4.07%  Conservative 4.2% Loan Credit Mark 3 Profile of Acquired Deposits and Loans Loan CompositionDeposit Composition 23% 10% 54% 9% 5% 18% 34% 23% 25% Checking MMDA Savings / NOW CDs Residential Mortgage Consumer CRE Construction C&I $639 million $308 million Source: Company information as of November 27, 2020. 1. Assumes CDs run off with a retention rate of 60% at an assumed market rate of 0.50%. Weighted average CD maturity: November 2021.

Transaction Summary 4  Deposit premium of 3.0%  Eight branches to be acquired with four located within 2.5 miles of an Investors branch  Loan credit mark of 4.2%; additional “Day 2” CECL reserve of 3.2% established (total coverage of 7.4%)  Core deposit intangible of 0.50%; amortized sum-of-the-years digits over 10 years  Redemption of $250 million of FHLB borrowings with a weighted average rate of 2.03%; after-tax FHLB prepayment penalty of ~$4.2 million  After-tax transaction restructuring charge of $5.5 million1  Transaction is subject to regulatory approval; closing and conversion expected in the first half of 2021 Key Transaction Assumptions Attractive Transaction Pricing Rigorous Due Diligence Process Conservatively Modeled Low-risk Deployment of Liquidity Acquired Immediately Enhances NIM and Funding Profile 1. Not inclusive of separately referenced $4.2mm FHLB prepayment penalty.